Exhibit 10.28

JOINT LITIGATION AGREEMENT

This Joint Litigation Agreement (this “Agreement”), dated as of November 15, 2012, is entered into by and between American International Group, Inc., a Delaware corporation (“AIG”), and International Lease Finance Corporation, a California corporation (“ILFC”, and together with AIG, the “Parties” and each a “Party”).

RECITALS

WHEREAS, AIG and ILFC have uncovered evidence that both while they were employed by, and after their employment with, ILFC, certain former officers and senior employees of ILFC engaged in a wide range of improper conduct intending to help a new competing company, Air Lease Corporation, that caused significant harm to both AIG and ILFC;

WHEREAS, the misconduct by former ILFC officers and senior employees included, among other acts, redirecting deals with ILFC customers, stealing tens of thousands of documents and computer files containing ILFC proprietary information, and, while being paid by ILFC, working to assist a competing company and seeking to recruit dozens of ILFC employees to join Air Lease Corporation;

WHEREAS, given the misconduct by former ILFC officers and employees, on April 24, 2012, AIG and ILFC filed an action commenced in the Superior Court of Los Angeles County, California (such action, together with all filings, proceedings, claims, approvals and other actions related thereto, the “Lawsuit”), in which (1) Air Lease Corporation, a Delaware corporation, and (2) Steven Udvar-Hazy, John Plueger, Marc Baer, Grant Levy, Michael Bai, Housni Chraibi, Lance Pekala, Chi Yan, Robert McNitt, Jenny Van Le and William McCary, each an individual, were named as defendants;

WHEREAS, on May 7, 2012, AIG and ILFC jointly agreed to retain Morrison & Foerster as outside counsel in the Lawsuit;

WHEREAS, AIG and ILFC wish to establish certain principles for the conduct, control and resolution of the Lawsuit, and any other litigation, arbitration, mediation or other proceeding that relates to or arises out of the facts, circumstances, allegations, claims or defenses that are or may be asserted in the Lawsuit (together with the Lawsuit, the “Action”);

WHEREAS, the Parties wish to continue to pursue their common interests in connection with the Action, and to avoid any suggestion of waiver of the confidentiality or immunity of communications and documents protected by the attorney-client privilege, the attorney’s work product doctrine or any other privilege or immunity vis-à-vis potentially adverse or other third parties;

WHEREAS, in order to pursue a joint action effectively, the Parties have also each concluded that, from time to time, their interests in connection with the Action will be best served by sharing documents, factual material, mental impressions, memoranda, interview reports, litigation or regulatory strategies and other information, including the confidences of each Party, related to the Action, and any notes, analyses, compilations, summaries, data, interpretations, documents, information and other materials otherwise derived, in whole or in part, therefrom, in whatever form or medium produced or maintained, that are maintained or created by the Parties or their agents - all of which will hereafter be referred to as the “Litigation Materials”;

WHEREAS, it is one of the purposes of this Agreement to ensure that any exchange and/or disclosure of the Litigation Materials contemplated herein does not diminish in any way the confidentiality of the Litigation Materials and does not constitute a waiver of any privilege or immunity otherwise available; and

WHEREAS, it is also important that the Parties agree at the outset as to how the Litigation will be managed, who will pay the costs and expenses of the litigation, and how the Parties can most efficiently and effectively achieve the best outcome possible, while minimizing unnecessary duplication of effort and expense.

NOW, THEREFORE, the Parties agree as follows:

1.                                      Control of the Action.

From the date hereof until the final and unappealable resolution of the Action, at all times and notwithstanding any change of control of ILFC, AIG shall in its sole discretion conduct and control the Action including, without limitation, the development and implementation of legal strategy for the Action, the filing of any motions or pleadings before the Court, the conduct of discovery and related internal fact finding at both AIG and ILFC (including the identification/selection and preparation of any AIG or ILFC witnesses for trial or deposition testimony), any decision to appeal or not to appeal any decisions, judgment or order, and any decision or consent to a settlement, compromise or discharge of the Action or any aspect thereof. For the avoidance of doubt, and consistent with the above, Morrison & Forester, or any other outside counsel engaged by the Parties in connection with the Action, is authorized to take direction only from AIG, though AIG will consult with ILFC on, and use its reasonable best efforts to obtain ILFC’s advance approval of, decisions pertaining to the Litigation which AIG in good faith determines are significant. This will remain true even if the claims in the cases change or counterclaims are asserted, and even if one of the Parties is not a plaintiff in the case.

Allocation of Costs and Expenses; Final Award.

A.                                    All Costs and Expenses (as defined below) shall be borne by AIG, provided however, that such Costs and Expenses shall be subject to reimbursement pursuant to Section 2(i).

B.                                    For purposes of this Agreement, “Costs and Expenses” shall mean any and all out-of-pocket fees, costs and expenses incurred by AIG and ILFC in connection with the Action, provided that AIG shall have consented in advance to any such fees, costs and expenses incurred by ILFC.

C.                                    The aggregate amounts received by the Parties in a settlement, compromise or final and unappealable resolution of the Action (the “Final Award”) shall be distributed as follows:

i.                                          first, to AIG for its incurred and/or paid Costs and Expenses;

ii.                                       second, to ILFC for its incurred and/or paid and unreimbursed Costs and Expenses; and

iii.                                    third, 50% to AIG and 50% to ILFC.

2.                                      Cooperation; Litigation Materials.

A.                                    ILFC shall cooperate with AIG in connection with the Action including, without limitation, furnishing or causing to be furnished Litigation Materials, and attending such conferences, discovery proceedings, hearings, trials or appeals, and executing such pleadings, as may be requested by AIG in connection therewith. Such cooperation also shall include the retention by ILFC and, upon AIG’s request, the provision to AIG of Litigation Materials which AIG reasonably believes are relevant to the Action, and making ILFC’s employees, including ILFC senior management, available on a mutually convenient basis to provide additional information and explanation of any Litigation Material provided hereunder and to provide testimony, whether live or by affidavit.

B.                                    Any Litigation Materials obtained by AIG or any agent thereof from ILFC or any agent thereof (i) are provided solely for the internal use of AIG and its counsel in connection with the Action and (ii) shall not, without the prior written consent of ILFC, be provided, copied, communicated or otherwise disclosed to any person other than AIG’s counsel and consultants and experts, and as necessary in connection with the Action. The Parties intend that all Litigation Materials provided hereunder shall be protected from disclosure to any third party by the joint-defense privilege, the clients’ attorney-client privilege, the attorneys’ work product doctrine and other applicable privileges and immunities. All Litigation Materials provided hereunder shall be used solely in connection with the Action, and appropriate steps will be taken to maintain the confidentiality of these materials consistent with AIG’s right to prosecute and control the Action.

C.                                    If ILFC becomes aware of any litigation, claim, arbitration, allegation, administrative charge or complaint, or proceeding or investigation that is reasonably likely to be related to the Action, ILFC will promptly advise and consult with AIG. The Parties will promptly discuss in good faith whether such matter falls within the ambit of this Agreement. For avoidance of doubt, if the Parties cannot agree, the matter shall be resolved pursuant to Section 9 of this Agreement. In the event that ILFC receives information regarding the filing of any claim for insurance related coverage by any Defendant related to this Action, ILFC will promptly notify AIG of the same.

D.                                    If any person or entity requests or demands, by subpoena or otherwise, any Litigation Materials from ILFC or its counsel, ILFC will immediately notify AIG, and the Parties shall take the steps necessary to permit the assertion of all applicable rights, privileges and immunities with respect to such Litigation Materials, and otherwise cooperate fully with the other Party in any judicial proceedings relating to the disclosure of Litigation Materials.

E.                                     All persons permitted access to the Litigation Materials shall be advised that the Litigation Materials are privileged and subject to the terms of this Agreement and, in the case of persons other than counsel and then-current employees of the Parties, shall execute a written agreement undertaking not to disclose such Litigation Materials or their contents as a condition to being given access to them.

F.                                      Neither the execution nor the performance of this Agreement shall create an attorney-client relationship between any Party and anyone other than the counsel of that Party. The Parties acknowledge that the law firm of Morrison & Foerster has been jointly representing them in connection with the Action. In the event that Morrison & Foerster (or any successor counsel) determines that a conflict or other circumstance requires that the Parties be represented in the Action by separate counsel, ILFC expressly acknowledges and agrees that AIG may continue to be represented by Morrison & Foerster (or any successor counsel) and waives any and all objection, and consents, to such continued representation, and ILFC may retain separate counsel, at its own expense, to the extent required thereby. Should ILFC retain separate counsel at any time for any reason, it is agreed and understood that the rights and obligations of the Parties should not be altered or affected, including without limitation AIG’s rights to control the Action set forth in Section 1 hereof. The Parties further agree that AIG shall have the sole right to make or waive any privileges that may arise or that have arisen as a result of their joint representation by counsel, including any predecessors and successor counsel.

G.                                    In any proceeding or litigation between the Parties, neither Party may use or admit into evidence against the other Party, except to the extent expressly specified in this Section 3.G, any Litigation Materials of the other Party that were disclosed or exchanged pursuant to this Agreement. This provision does not and shall not prevent a Party from using or admitting into evidence in any litigation between the Parties information or material obtained outside of this Agreement, or Litigation Materials disclosed under this Agreement if available from an independent source. The Parties agree that, in any litigation between them, they may request discovery of any documents or information disclosed pursuant to this Agreement with the express understanding that any such documents or information shall continue to be treated as confidential, privileged, and/or work product vis-à-vis any third parties.

H.                                   ILFC agrees to cooperate with AIG in any efforts to maintain any insurance coverage or indemnity rights that may exist or that arise with respect to the Action.

3.                                      Disclosure. The Parties expressly agree as follows:

A.                                    Each Party may make any public disclosures regarding the Action as are required by applicable law;

B.                                    After a change in ownership or control of ILFC, ILFC may make appropriate disclosures regarding the Action to its new owner, owners, or control persons as may be applicable; and

C.                                    ILFC may, subject to entry into an appropriate confidentiality agreement, make reasonable disclosures regarding the Action to a prospective buyer of ILFC or a substantial portion of its assets;

provided, however, that in each of 3(A), 3(B) and 3(C) above, each Party shall provide reasonable advance notice to the other Party and the opportunity for discussion if the other Party requests.

4.                                      Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given to a Party (i) when received, when delivered personally, (ii) seven business days after being mailed by certified mail, return receipt requested, (iii) when received, when sent for overnight delivery by nationally recognized courier (such as Federal Express or DHL), or (iv) upon confirmation of receipt, when sent via fax transmission, to such Party at the following address (or to such other address as such Party may have specified by notice given to the other Party pursuant to this provision):

if to AIG,

American International Group, Inc.

80 Pine Street

New York, New York 10005

Fax: +1 212 344 6828

Telephone: +1 212 770 7000

Attention: Annette Bernstein

if to ILFC,

International Lease Finance Corporation

10250 Constellation Boulevard

34th Floor

Los Angeles CA 90067

Fax: +1 310 788 1990

Telephone:+1 310 557 4859

Attention: Hooman Yazhari,

or to such other address and contact as a Party may from time to time direct by written notice.

5.                                      Specific Performance.  Each Party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other Party and that the other Party shall not have an adequate remedy at law. Therefore, the obligations of each Party under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

6.                                      Entire Agreement; Amendments and Waivers.  This Agreement constitutes the full, entire and integrated agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior written or oral negotiations, correspondence, understandings and agreements between the Parties with respect to the subject matter in this Agreement. This Agreement may be amended, supplemented or changed, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement and such provision signed by the Parties or, in the case of any waiver, by the Party against which such waiver is to be effective. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

7.                                      Certain Interpretative Matters. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect. The Parties have participated jointly in the negotiation and drafting of this Agreement and if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

8.                                      Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

9.                                      Arbitration.

A.                                    Any dispute, controversy or claim arising out of, in connection with, or relating to, this Agreement, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, shall be finally settled by arbitration. The arbitration shall be conducted by a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by the mutual agreement of the Parties.

B.                                    Within 60 (sixty) days of the date of this Agreement, the Parties shall agree upon a single arbitrator (who shall be chosen from a list of no less than three, each mutually acceptable to the Parties) to determine any disputes under this Agreement that require, in the judgment of one of the Parties, an expedited resolution. In the event that a Party seeks such an expedited resolution, a Party may notify the other Party of its desire for an expedited resolution, and the Parties thereafter shall cooperate to convene a conference or call with the arbitrator within 48 hours (or sooner if the circumstances warrant) of the notifying party providing notice, in order to set a schedule for an emergent determination of the dispute. At the time of such initial conference or call, the notifying Party may request the arbitrator to issue an interim stay or other order as appropriate to ensure that the interests of the Parties are not harmed during the pendency of the proceeding, prior to which time neither Party shall take any action to impair the other Party’s rights as to the matter in dispute in advance of the arbitrator’s interim ruling. The parties agree that the arbitrator’s rulings in any proceedings under this subsection B shall be final and binding. The Parties agree to maintain all aspects of such proceedings as confidential, and that in any judicial proceeding brought to enforce the order of the arbitrator all actions will be taken to maximize the confidentiality of such judicial proceeding. In addition to the foregoing, the parties may also seek interim relief pursuant to N.Y.C.P.L.R. 7502(c) or applicable federal law in connection with any arbitration commenced in accordance with this Section 8.

C.                                    The seat of any arbitration proceeding commenced under this Section 9 shall be New York County in the State of New York. The arbitration shall be final and binding on the Parties. Judgment may be entered upon the award by any court having jurisdiction thereof and having jurisdiction over the relevant party and its assets.

10.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective upon execution and delivery of either manually signed or facsimile signed signature pages.

11.                               Further Assurances. The Parties agree to execute, acknowledge and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as any other Party may reasonably request in order to fulfill the intent of the Agreement.

12.                               Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. As of the date of this Agreement, the Parties understand that ILFC is planning to effect an initial public offering of equity securities of ILFC. The Parties agree that this Agreement shall survive any such initial public offering of ILFC, any merger, consolidation or other transaction involving either Party, any change of control of ILFC, any sale or other disposition by AIG of any of its equity interests in ILFC, or any other transaction involving the equity or assets of ILFC, occurring after the date hereof.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date and year set forth above.

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Thomas A. Russo

Name	Thomas A. Russo

Title	General Counsel

INTERNATIONAL LEASE FINANCE CORPORATION

By	/s/ Laurette T. Koellner

Name	Laurette T. Koellner

Title	Executive Chairman

Signature Page